EXHIBIT 21.1


                              LIST OF SUBSIDIARIES



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                                                    State or Other Jurisdiction
Name                                                of Incorporation
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Signal Pharmaceuticals, Inc.                        California

Anthrogenesis Corp.                                 New Jersey

Celgene International, Inc.                         Delaware

Celgene International SARL                          Switzerland

Celgene Luxembourg Finance Company SARL             Luxembourg

Celgene UK Holdings, Limited                        United Kingdom

Celgene UK Manufacturing, Limited                   United Kingdom

Celgene UK Manufacturing II, Limited                United Kingdom

Celgene Edinburgh Finance                           United Kingdom

Celgene Europe Ltd.                                 United Kingdom